Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated August 28, 2020, relating to the balance sheet of Reinvent Technology Partners as of August 4, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 3, 2020 (inception) through August 4, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 28, 2020